UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Thomas C. Reynolds, M.D., Ph.D., Chief Medical Officer of Seattle Genetics, Inc. (the “Company”), has entered into a pre-arranged, written stock trading plan (the “Plan”) that is intended to satisfy the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended. The Plan takes effect December 22, 2009, provided that no sales may occur prior to January 22, 2010 and all sales must be completed prior to January 22, 2011. Pursuant to the Plan, Dr. Reynolds may sell up to 100,000 shares of the Company’s common stock prior to January 22, 2011, provided the price exceeds a specified price per share. Dr. Reynolds has entered into the Plan for personal financial planning reasons. The total number of shares that may be sold under the Plan represents approximately 17.4% of Dr. Reynolds’ total holdings of the Company’s common stock, including vested and unvested stock options for the purchase of the Company’s common stock. Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

It is possible that other executive officers and directors of the Company may enter into similar stock trading plans in the future. Except as may be required by law, the Company does not undertake to report on stock trading plans by other Company officers or directors, nor to report modifications, terminations or other activities under Dr. Reynolds’ Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: December 23, 2009	By:	/s/ CLAY B. SIEGALL
Clay B. Siegall President and Chief Executive Officer